Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (Nos. 333-231509, 333-234343 and 333-235305) of Global Ship Lease, Inc. of our report dated March 19, 2021 relating to the consolidated financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece

March 19, 2021